[FORM OF RSU STOCK BONUS PERFORMANCE-BASED AWARD AND NOTICE AGREEMENT – 2018 RETIREMENT – RESTRICTIVE COVENANTS – MR. PAUL C. REILLY]
RAYMOND JAMES FINANCIAL, INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:
You (the “Grantee” or “you”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Performance Based Restricted Stock Unit Award (the “Notice”), the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.
Date of Award
Total Number of Restricted Stock
Units Awarded (the “Units”)
Restricted Period:
Provided that the Grantee does not incur a Separation from Service and subject to the other limitations set forth in this Notice, the Agreement and the Plan, the Units will vest in accordance with the following schedule (the “Restricted Period”):
1.Units shall vest only if the Company’s three-year average after‑tax return on equity (determined on the basis of generally accepted accounting principles) for fiscal years xxxx, xxxx and xxxx (the last day of fiscal year 20[_], the “Determination Date”) (the “Average After‑Tax ROE”) is at least equal to eight percent (7%). Based on the Average After‑Tax ROE, a number of the Units shall be eligible to vest (the “Eligible Units”), as follows:

Average After‑Tax ROE Achieved	Percentage of the Units Eligible to Vest (“Eligible Units”)
Less than 7%	0%
7%	50%
10%	75%
13%	100%
16%	125%
19% or more	150%

If the Average After‑Tax ROE is between two percentages set forth above, then the Percentage of Units Eligible to vest shall be determined by linear interpolation, rounded to the nearest whole percentage. For example, if the Average After‑Tax ROE is 12%, then the number of Eligible Units would equal 92% of the Units, and if the

Average After‑Tax ROE is 15%, then the number of Eligible Units would equal 117% of the Units. In the event that the number of Eligible Units includes a fractional Unit, the number shall be rounded up to the next whole Unit. If the Average After‑Tax ROE is less than 13%, then a number of Units equal to (x) the Total Number of Units Awarded minus (y) the number of Eligible Units shall be forfeited and deemed reconveyed to the Company upon that determination by the Company, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.
Notwithstanding the Plan definition of “Separation from Service,” the Grantee will also be deemed to incur a Separation from Service, and the then unvested Units shall be immediately forfeited, upon the Grantee’s change in status from Employee to Independent Contractor, or vice versa, for any reason prior to the Grantee’s attaining eligibility for Retirement.
2.The number of Eligible Units, if any, shall vest following the Determination Date upon the determination by the Company of the Average After-Tax ROE, provided that the settlement of the Award shall occur between January 1, 20xx and March 15, 20xx.
3.In the event of a Corporate Transaction or Change in Control prior to the Company’s determination of Average After-Tax ROE, the Units will convert to time based vesting. In that event, the Total Number of Restricted Stock Units will vest on the third anniversary of the Date of Award and the settlement of the Award shall occur between January 1, 20xx and March 15, 20xx.
4.Notwithstanding the foregoing, the Award shall be subject to the following additional vesting provisions:

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In the event of the Grantee’s death or Disability, or in the event the Grantee involuntarily incurs a Separation from Service other than for Cause or due to Performance‑Related Termination, a number of Eligible Units, if any, shall vest and the Award shall be settled upon the determination by the Company, as provided in paragraph 2 above. Notwithstanding the immediately preceding sentence, in the event of a Change in Control or Corporate Transaction prior to such determination, the Total Number of Restricted Stock Units shall vest and the Award shall be settled, as provided in paragraph 3 above.

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For purposes of this Agreement, a “Performance‑Related Termination” shall mean the Company’s termination of a Participant’s employment or other service due to a documented issue related to the Participant’s performance, as determined by the Company in its sole discretion.

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In the event of the Grantee’s Retirement, a number of Eligible Units, if any, shall vest and the Award shall be settled upon the determination by the Company, as provided in paragraph 2 above, provided that (i) during the period following the date of the Grantee’s Retirement until the earlier of (a) two years from the date of Retirement, and (b) the date on which the Award is settled (such period, the “Restrictive Covenant Period”), the Grantee shall have satisfied the Covenant Conditions (defined below), and (ii) if the Grantee violates the Restrictive Covenants prior to the expiration of the Restrictive Covenant Period, any Shares that have not become issuable before expiration of such Restrictive Covenant Period, together with all other unissued Shares subject to the Award, shall be immediately forfeited. Notwithstanding the immediately preceding sentence, in the event of a Change in Control or Corporate Transaction prior to the settlement described in the foregoing sentence, and provided that the Grantee has not violated the Restrictive Covenants set forth below during the Restrictive Covenant Period, the Total Number of Restricted Stock Units shall vest and the Award shall be settled, as provided in paragraph 3 above.

For purposes of this Award, “Retirement” means the Grantee’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after attainment of age 65 or after attainment of age 60 after five (5) years of service with the Company or a Related Entity either as an Employee or Independent Contractor.

In the event of the Grantee’s Retirement, it shall be a condition to the issuance of Shares with respect to outstanding Units (the “Covenant Conditions”) that the Grantee shall have complied in full with each of the following covenants (collectively, the “Restrictive Covenants”) during the Restrictive Covenant Period preceding any issuance:

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Non-competition - You shall not, directly or indirectly, individually or in concert with any other person or entity, compete with the Company in the United States and in each state of the United States, whether as an employee, consultant or contractor, or as an owner, member or joint venturer in, or agent of, any business that competes with the Company.

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Non-recruitment - You shall not, directly or indirectly, individually or in concert with any other person or entity (i) recruit, induce or attempt to recruit or induce any employee of the Company with whom you worked or otherwise had Material Contact (as defined below) during your employment to leave the employ of the Company or otherwise lessen that party’s affiliation with the Company. For purposes of this provision, you had “Material Contact” with an employee if (i)  you had a supervisory relationship with the employee or (ii) you worked or communicated with the employee as part of your job duties.

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Non-solicitation - You shall not, directly or indirectly, individually or in concert with any other person or entity, solicit, divert, take away or attempt to solicit, divert or take away any then-current or proposed client or customer of the Company with whom you had Material Contact during your employment. For purposes of this provision, you had “Material Contact” with a current or proposed client or customer if (i) you had business dealings with the current or proposed client or customer on behalf of the Company or (ii) you supervised or coordinated the dealings between the Company and the current or proposed client or customer.

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Confidentiality - You shall not, directly or indirectly, use for yourself or any other business, or disclose to any person, any Confidential Information (as defined below), without the prior written consent of the Company, during the period that it remains confidential and nonpublic or a trade secret under applicable law (the “Confidentiality Covenant”). “Confidential Information” means all non-public information (whether a trade secret or not and whether proprietary or not) relating to the Company’s business and its customers, that the Company either treats as confidential or that is of value to the Company or important to the Company’s business and operations, including but not limited to the following specific items: trade secrets (as defined by applicable law); actual or prospective customers and customer lists; marketing strategies; sales; actual and prospective pricing and fees; products; know-how; research and development; intellectual property; information systems and software; business plans and projections; negotiations and contracts; financial or cost data; employment, compensation and personnel information; procedures and processes; and any other non-public business information regarding the Company. In addition, trade secrets will be entitled to all of the protections and benefits available under applicable law. For the avoidance of doubt, you acknowledge and agree that this Confidentiality Covenant shall in no event be interpreted to limit your general obligations of confidentiality to an employer or former employer under the Company’s Code of Business Conduct and Ethics, the common law, or pursuant to any agreement that you may otherwise enter into with the Company, all of which obligations shall remain in full force and effect.

For purposes of the Restrictive Covenants, references to the “Company” shall include the Company’s Affiliates and Related Entities.

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In the event of a Corporate Transaction or Change in Control the Units will further be subject to the terms and conditions of Section 11 of the Plan. For purposes of Section 11 of the Plan, this Award was granted in lieu of a cash payment for all or a portion of the Grantee’s annual bonus.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that the Restricted Period with respect to such Units shall expire, and that such Units shall no longer be subject to forfeiture to the Company.
In the event of the Grantee’s change in status from Employee or Independent Contractor to Director, Employee or Independent Contractor, as applicable, the determination of whether such change in status results in a Separation from Service will be determined in accordance with Section 409A.
During any authorized leave of absence, the vesting of the Units as provided in the schedule set forth above shall be suspended (to the extent permitted under Section 409A) and the duration of such suspension will parallel the duration of the leave of absence under the Company’s then effective leave of absence policy. The Restricted Period applicable to the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee shall be deemed to have incurred a Separation from Service on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of such separation. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government). Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period above.
Except as otherwise provided above or in Section 11 of the Plan, vesting shall cease upon the date the Grantee incurs a Separation from Service for any reason, any unvested Units held by the Grantee (and any dividend equivalents credited in respect of such Units) immediately upon such Separation from Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.
RAYMOND JAMES FINANCIAL, INC.
By:
Its:
THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD THAT THE GRANTEE IS PROVIDING SERVICES TO THE COMPANY OR A RELATED ENTITY AND HAS NOT OTHERWISE INCURRED A SEPARATION FROM SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT OR SERVICE, OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE FURTHER ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT STATUS IS “AT WILL.”

Grantee Acknowledges and Agrees:
The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A.
The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will comply with the Company’s Insider Trading Policy and/or subject the Grantee to liability under insider trading rules or other applicable federal securities laws.
The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or such other website designated by the Company and communicated to the Grantee. By signing below and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or such other website designated by the Company and communicated to the Grantee if and when the Company begins providing the Plan Documents electronically; (ii) represents that the Grantee has access to paper copies of the Plan Documents; and (iii) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.
The Grantee agrees that this Notice is entered into and is reasonably necessary to protect the Company’s investment in Grantee’s advancement opportunity, training and development and to protect the goodwill and other legitimate business interests of the Company. Grantee also agrees that, in consideration of the confidential information, trade secrets and training and development provided to Grantee, Grantee will abide by the restrictions set forth in this Notice, and Grantee further agrees and acknowledges that the restrictions set forth in this Notice are reasonably necessary to protect the confidential and trade secret information provided to Grantee.
The Grantee acknowledges that Grantee’s agreement to comply with the Restrictive Covenants is a material inducement to the Company to enter into the Notice and to grant the Units referenced herein. The Grantee further acknowledges that the term and scope (including the geographic scope) of the Restrictive Covenants set forth herein are fair and reasonable, and are reasonably required for the protection of the interests of the Company. The Grantee further agrees that Grantee will not, in any proceeding, assert the unreasonableness of the premises, consideration or scope of the Restrictive Covenants set forth herein. The Grantee and the Company agree that if any portion of the foregoing covenants is deemed to be unenforceable because any of the restrictions contained in this Notice are deemed too broad, the court or arbitration panel shall be authorized to provide partial enforcement of such covenants, substitute an enforceable term or otherwise modify the Notice in a manner that will enable the enforcement of the covenants to the maximum extent possible under applicable law.
The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system if and when such system is established and maintained by the Company or a third party designated by the Company.
The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Committee in accordance with Section 10 of the Agreement. The Grantee further agrees that, in accordance with Section 11 of the Agreement, any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.
Date:
Grantee’s Signature
Grant Date: ____________________
Grantee’s Printed Name

Address

City, State & Zip

[FORM OF RSU STOCK BONUS PERFORMANCE-BASED AWARD AND NOTICE AGREEMENT – 2018 RETIREMENT – RESTRICTIVE COVENANTS – MR. PAUL C. REILLY]
RAYMOND JAMES FINANCIAL, INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
1.    Issuance of Units. Raymond James Financial, Inc., a Florida corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Based Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.
2.    Transfer Restrictions. The Units (and any dividend equivalents credited in respect of such Units) may not be transferred in any manner other than by will or by the laws of descent and distribution.
3.    Conversion of Units and Issuance of Shares.
(a)    General. Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting or as otherwise provided in the applicable vesting provisions. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, if the Award is subject to Section 409A, the relevant number of Shares shall be issued in accordance with Treasury Regulation Section 1.409A-3(d), as may be amended from time to time.
(b)    Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.
(c)    Delay of Issuance of Shares. To the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly traded companies), any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s Separation from Service will be issuable on the first business day following the expiration of such six (6) month period, unless the Grantee dies during such six (6) month period, in which case, the Shares will be issued to the Grantee’s estate as soon as practicable following his or her death. For purposes of clarity, this Section 3(c) shall not otherwise supersede the Retirement provision set forth in the Notice and, to the extent the Retirement provision applies, any Shares to which the Grantee is entitled following the expiration of the six (6) month period in the foregoing sentence will be settled in accordance therewith, provided that during the period following the date of the Grantee’s Retirement until the date of such settlement or, if earlier, the two-year anniversary of the date of the Grantee’s Retirement, the Grantee has satisfied the Restrictive Covenants set forth in the Notice.

4.    Dividend Equivalents. In the event the Company declares a cash or stock dividend on its Common Stock prior to the earlier of the date the Award is settled in full or terminates, dividend equivalents will be credited in respect of any outstanding Units. Such dividend equivalents may be paid in cash or converted as of the date the Award is settled (the “Conversion Date”) into Shares, the number of which shall be determined as follows: (1) if the Company declares and pays a cash dividend, the number of additional Shares that will be issuable upon the Conversion Date shall be equal to the quotient obtained by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Units subject to the Award as of the date or dates the dividends were paid by the Company to the Company’s shareholders by (ii) the Fair Market Value per Share on the Conversion Date, rounded down to the nearest whole Share; or (2) if the Company declares and pays a stock dividend, the number of additional Shares that will be issuable upon the Conversion Date shall be equal to the number of Shares distributed with respect to the Shares underlying the Units as of the date or dates the dividends were paid by the Company to the Company’s shareholders, rounded down to the nearest whole Share. The dividend equivalents will be subject to all of the terms and conditions of the Award, including that the dividend equivalents will vest and become payable upon the same terms and at the same time as the Units to which they relate.
5.    Right to Shares. Except as provided in Section 4, the Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.
6.    Recoupment Policy. Without limiting the generality of any other provision herein regarding the Grantee’s understanding of and agreement to the terms and conditions of the Notice, the Agreement and the Plan, by signing the Notice, the Grantee specifically acknowledges that he or she has read and understands the Raymond James Financial, Inc. Compensation Recoupment Policy, as may be amended from time to time (the “Policy”), and agrees to the terms and conditions of the Policy, including but not limited to the forfeiture and recoupment provisions of Sections 2 and 3 of the Policy.
7.    Taxes.
(a)    Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation through:
(i)    Share Withholding. If permissible under Applicable Law, the Company will, at the Grantee’s election, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees that, prior to any event in connection with the Award that the Company determines may result in any Tax Withholding Obligation, the Grantee must arrange for the satisfaction of any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above through his or her Raymond James brokerage account. Said brokerage account shall contain sufficient funds or margin availability to satisfy the portion of the Grantee’s Tax Withholding Obligation that is not satisfied by the withholding of Shares, and the Grantee hereby authorizes and directs the Company or any Related Entity to debit his or her Raymond James brokerage account by such amount.

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(ii)    By Other Means. If the Grantee does not elect to satisfy the Tax Withholding Obligation pursuant to Section 7(b)(i) above or Share withholding is not permissible under Applicable Law, the Grantee will arrange for the satisfaction of the Tax Withholding Obligation through his or her Raymond James brokerage account. Said brokerage account shall contain sufficient funds or margin availability to satisfy the Grantee’s Tax Withholding Obligation, and the Grantee hereby authorizes and directs the Company or any Related Entity to debit his or her Raymond James brokerage account by such amount.
8.    Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and, subject to Section 16, may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
9.    Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
10.    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.
11.    Arbitration Agreement. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company.
12.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
13.    Nature of Award. In accepting the Award, the Grantee acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units, even if Units have been awarded repeatedly in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    the Grantee’s participation in the Plan shall not create a right to any employment with the Grantee’s employer and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;

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(e)    in the event that the Grantee is not an employee of the Company or any Related Entity, the Award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;
(f)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(g)    in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or Shares acquired upon vesting of the Award, resulting from the Grantee’s termination by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;
(h)    in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Grantee’s right to receive Awards under the Plan and to vest in such Awards, if any, will terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Committee shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this Award;
(i)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares; and
(j)    the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
14.    Data Privacy.
(a)    The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
(b)    The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee

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understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
15.    Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.
16.    Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A and makes no undertaking to prevent Section 409A from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A.
END OF AGREEMENT

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